    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1997


                                                REGISTRATION NO. 333-29959
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        AUTHENTIC SPECIALTY FOODS, INC.
                (Name of Registrant as specified in its charter)

             TEXAS                           5141                         75-1782453
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
      of incorporation or         Classification Code Number)         Identification No.)
          organization)

                                 1313 AVENUE R
                           GRAND PRAIRIE, TEXAS 75050
                                 (972) 933-4100
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             SAMUEL E. HILLIN, JR.
                            CHIEF FINANCIAL OFFICER
                                 1313 AVENUE R
                           GRAND PRAIRIE, TEXAS 75050
                                 (972) 933-4100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

             J. MARK METTS, ESQ.                         KATHERINE M. SEABORN, ESQ.
            VINSON & ELKINS L.L.P.                        GARDERE & WYNNE, L.L.P.
            2300 FIRST CITY TOWER                         3000 THANKSGIVING TOWER
                 1001 FANNIN                                  1601 ELM STREET
             HOUSTON, TEXAS 77002                           DALLAS, TEXAS 75201
                (713) 758-2222                                 (214) 999-3000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                           PROPOSED             PROPOSED
     TITLE OF EACH CLASS OF         AMOUNT TO BE       MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
  SECURITIES TO BE REGISTERED       REGISTERED(1)     PRICE PER SHARE(2)   OFFERING PRICE(2)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00     4,715,000 shares          $11.00            $51,865,000          $15,717(3)
==================================================================================================================

(1) Includes 615,000 shares of Common Stock subject to the Underwriters' over-allotment option.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(3) Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the offering are estimated to be as follows:

Securities and Exchange Commission registration fee.........  $ 15,717
NASD filing fee.............................................     5,687
NASDAQ listing fee..........................................    32,000
Legal fees and expenses.....................................   200,000
Accounting fees and expenses................................   150,000
Blue Sky fees and expenses (including legal fees)...........     5,000
Printing expenses...........................................   200,000
Transfer Agent fees.........................................    10,000
Advisory Fee to Shansby Partners, L.L.C. ...................   250,000
Miscellaneous...............................................    33,096
                                                              --------
          TOTAL.............................................  $900,000
                                                              ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Bylaws of the Company provide that the Company shall indemnify (i) its directors, (ii) its directors serving at its request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (iii) its officers, against reasonable expenses incurred by them in connection with the defense of any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, where the person who was, is, or is threatened to be made a named defendant or respondent in a proceeding was named because the person is or was a director or an officer of the Company. The foregoing indemnification is conditioned upon a determination
(i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors who at the time of the vote are not named defendants or respondents in the proceeding, (iii) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subsection (i) or (ii), or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding, that such person (1) conducted himself in good faith, (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the Company, that his conduct was in the Company's best interest, and in all other cases, that his conduct was at least not opposed to the Company's best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, the Company shall indemnify each director and officer against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A director or officer, found liable on the basis that personal benefit was improperly received by him, or found liable to the Company, may be indemnified but the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

     The Company's Bylaws also provide that reasonable expenses incurred by a director or officer who was, is or is threatened to be named a defendant or respondent in a proceeding may be paid or reimbursed by the Company in advance of the final disposition of the proceeding after (i) the Company receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Company's Bylaws and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by law and (ii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Company's Bylaws. The Bylaws of the Company also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who is or was serving at the Company's request as a director, officer, partner, venturer, proprietor, trustee, employee or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, in accordance with Article 2.02-1 of the Texas Business Corporation Act.

     In addition, the Company's Restated Articles of Incorporation provide that a director of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except in the case of (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law,
(iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Restated Articles of Incorporation also excuse a director from liability to the fullest extent permitted by any provisions of the statutes of Texas enacted in the future that further limit the liability of a director.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In 1994, Mr. Graffunder and Mr. Hillin received grants of 85,000 and 51,000 shares of Common Stock, respectively. These grants were made in connection with the commencement of employment with the Company by Mr. Graffunder and Mr. Hillin, and were subject to forfeiture restrictions lapsing over a four-year period. No cash consideration was received by the Company in connection with these grants, which were exempt from registration under the Securities Act because no sale of securities was involved within the meaning of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


            1.1          -- Form of Underwriting Agreement
          **2.1          -- Contribution and Exchange Agreement between the Company,
                            Robert C. Tanklage, TSG2 L.P., TSG2 Management, L.L.C.
                            and Keith Lively, dated June 20, 1997
          **2.2          -- Form of First Amendment to Contribution and Exchange
                            Agreement, dated August   , 1997
          **3.1          -- Restated Articles of Incorporation of the Company
          **3.2          -- Bylaws of the Company
            4.1          -- Specimen Common Stock certificate
          **4.2          -- Consulting Agreement between Calidad Foods, Inc. and
                            Joseph Patoskie, dated November 22, 1995
          **4.3          -- Consulting Agreement between Calidad Foods, Inc. and
                            Richard Patoskie, dated November 22, 1995
          **4.4          -- Secured Promissory Note, dated April 10, 1997 in favor of
                            Carolyn M. Johnson, Trustee
            4.5          -- Term Loan Agreement between Union Bank of California,
                            N.A. and La Victoria Foods, Inc., dated November 3, 1993,
                            including Fourth Amendment thereto, dated June 20, 1997


            4.6          -- Business Loan Agreement between Union Bank of California,
                            N.A. and La Victoria Foods, Inc., dated October 24, 1995,
                            including First Amendment thereto, dated May 22, 1997,
                            and Second Amendment thereto, dated June 20, 1997
          **5.1          -- Opinion of Vinson & Elkins L.L.P.
         **10.1          -- Employment Agreement between Herman L. Graffunder and
                            Calidad Foods, Inc., dated June 23, 1997
         **10.2          -- Employment Agreement between Samuel E. Hillin, Jr. and
                            Calidad Foods, Inc., dated June 23, 1997
         **10.3          -- Authentic Specialty Foods, Inc. 1997 Stock Plan
         **10.4          -- Sublease Agreement between A-1 Freeman Relocation System,
                            Inc. and Calidad Foods, Inc., dated August 1, 1995
         **10.5          -- Lease and Agreement between Tanklage Investments Ltd. and
                            La Victoria Foods, Inc., dated February 1, 1993
         **10.6          -- Lease and Agreement between Robert C. Tanklage, Carolyn
                            M. Johnson and Frank Barclay, Trustees, and La Victoria
                            Foods, Inc., dated August 1, 1985
         **10.7          -- Lease and Agreement between Henry C. Tanklage, Erika A.
                            Tanklage and Louis N. Mantalica, Trustees, and La
                            Victoria Foods, Inc., dated November 28, 1974
           10.8          -- Form of Warrant Agreement between the Company and Shansby
                            Partners, L.L.C., dated September   , 1997
           10.9          -- Form of Registration Rights Agreement between the Company
                            and Robert C. Tanklage, dated September   , 1997
           10.10         -- Form of Advisory Agreement between the Company and
                            Shansby Partners, L.L.C., dated September   , 1997
         **10.11         -- Employment Agreement between Robert C. Tanklage and La
                            Victoria Foods, Inc., dated May 31, 1997
           10.12         -- Form of Registration Rights Agreement between the
                            Company, TSG2 L.P., Shansby Partners, L.L.C. and Keith R.
                            Lively, dated September   , 1997
         **16.1          -- Letter from Rylander, Clay & Opitz, L.L.P., dated August
                            6, 1997, regarding change in certifying accountant
           23.1          -- Consent of McGladrey & Pullen, LLP
           23.2          -- Consent of Rylander, Clay & Opitz, L.L.P.
         **23.3          -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1 hereto)
         **23.4          -- Consent of Robert K. Swanson as a person to be named to serve as a director
         **23.5          -- Consent of Charles A. Lynch as a person to be named to
                            serve as a director
         **23.6          -- Consent of Tim G. Bruer as a person to be named to serve as a director
           24.1          -- Power of Attorney (included on the signature page to this
                            Registration Statement)
         **27.1          -- Financial Data Schedule

---------------

 * To be filed by amendment.

** Previously filed.

     (b) Consolidated Financial Statement Schedules

     All schedules are omitted because the required information is inapplicable or the information is presented in the Financial Statements or related notes.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Prairie, State of Texas, on the 26th day of August, 1997.


                                            AUTHENTIC SPECIALTY FOODS, INC.

                                            By  /s/ SAMUEL E. HILLIN, JR.
                                             -----------------------------------
                                                    Samuel E. Hillin, Jr.
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                  KEITH R. LIVELY*                     Chief Executive Officer,         August 26, 1997
-----------------------------------------------------    Chairman of the Board and
                   Keith R. Lively                       Director (Principal Executive
                                                         Officer)

                HERMAN L. GRAFFUNDER*                  President and Director           August 26, 1997
-----------------------------------------------------
                Herman L. Graffunder

              /s/ SAMUEL E. HILLIN, JR.                Chief Financial Officer          August 26, 1997
-----------------------------------------------------    (Principal Financial and
                Samuel E. Hillin, Jr.                    Accounting Officer)

                  J. GARY SHANSBY*                     Director                         August 26, 1997
-----------------------------------------------------
                   J. Gary Shansby

                CHARLES H. ESSERMAN*                   Director                         August 26, 1997
-----------------------------------------------------
                 Charles H. Esserman

            *By /s/ SAMUEL E. HILLIN, JR.
 --------------------------------------------------
                Samuel E. Hillin, Jr.
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
            1.1          -- Form of Underwriting Agreement
          **2.1          -- Contribution and Exchange Agreement between the Company,
                            Robert C. Tanklage, TSG2 L.P., TSG2 Management, L.L.C.
                            and Keith Lively, dated June 20, 1997
          **2.2          -- Form of First Amendment to Contribution and Exchange
                            Agreement, dated August   , 1997
          **3.1          -- Restated Articles of Incorporation of the Company
          **3.2          -- Bylaws of the Company
            4.1          -- Specimen Common Stock certificate
          **4.2          -- Consulting Agreement between Calidad Foods, Inc. and
                            Joseph Patoskie, dated November 22, 1995
          **4.3          -- Consulting Agreement between Calidad Foods, Inc. and
                            Richard Patoskie, dated November 22, 1995
          **4.4          -- Secured Promissory Note, dated April 10, 1997 in favor of
                            Carolyn M. Johnson, Trustee
            4.5          -- Term Loan Agreement between Union Bank of California,
                            N.A. and La Victoria Foods, Inc., dated November 3, 1993,
                            including Fourth Amendment thereto, dated June 20, 1997
            4.6          -- Business Loan Agreement between Union Bank of California,
                            N.A. and La Victoria Foods, Inc., dated October 24, 1995,
                            including First Amendment thereto, dated May 22, 1997,
                            and Second Amendment thereto, dated June 20, 1997
          **5.1          -- Opinion of Vinson & Elkins L.L.P.
         **10.1          -- Employment Agreement between Herman L. Graffunder and
                            Calidad Foods, Inc., dated June 23, 1997
         **10.2          -- Employment Agreement between Samuel E. Hillin, Jr. and
                            Calidad Foods, Inc., dated June 23, 1997
         **10.3          -- Authentic Specialty Foods, Inc. 1997 Stock Plan
         **10.4          -- Sublease Agreement between A-1 Freeman Relocation System,
                            Inc. and Calidad Foods, Inc., dated August 1, 1995
         **10.5          -- Lease and Agreement between Tanklage Investments Ltd. and
                            La Victoria Foods, Inc., dated February 1, 1993
         **10.6          -- Lease and Agreement between Robert C. Tanklage, Carolyn
                            M. Johnson and Frank Barclay, Trustees, and La Victoria
                            Foods, Inc., dated August 1, 1985
         **10.7          -- Lease and Agreement between Henry C. Tanklage, Erika A.
                            Tanklage and Louis N. Mantalica, Trustees, and La
                            Victoria Foods, Inc., dated November 28, 1974
           10.8          -- Form of Warrant Agreement between the Company and Shansby
                            Partners, L.L.C., dated September   , 1997
           10.9          -- Form of Registration Rights Agreement between the Company
                            and Robert C. Tanklage, dated September   , 1997
           10.10         -- Form of Advisory Agreement between the Company and
                            Shansby Partners, L.L.C., dated September   , 1997
         **10.11         -- Employment Agreement between Robert C. Tanklage and La
                            Victoria Foods, Inc., dated May 31, 1997
           10.12         -- Form of Registration Rights Agreement between the
                            Company, TSG2 L.P., Shansby Partners, L.L.C. and Keith R.
                            Lively, dated September   , 1997
         **16.1          -- Letter from Rylander, Clay & Opitz, L.L.P., dated August
                            6, 1997, regarding change in certifying accountant
           23.1          -- Consent of McGladrey & Pullen, LLP
           23.2          -- Consent of Rylander, Clay & Opitz, L.L.P.
         **23.3          -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1 hereto)
         **23.4          -- Consent of Robert K. Swanson as a person to be named to serve as a director
         **23.5          -- Consent of Charles A. Lynch as a person to be named to
                            serve as a director
         **23.6          -- Consent of Tim G. Bruer as a person to be named to serve as a director
           24.1          -- Power of Attorney (included on the signature page to this
                            Registration Statement)
         **27.1          -- Financial Data Schedule

---------------
 * To be filed by amendment.
** Previously filed.